Exhibit 99.1

Old Second Bancorp, Inc.		For Immediate Release
(NASDAQ:OSBC)		October 22, 2014

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Reports Third Quarter Net Income of $2.9 million.

   Average Loans increased $15.3 million in the quarter.  Net interest income improved $1.0 million quarter to quarter on higher average loans and increased securities yields, especially collateralized loan securities, along with reduced interest expense on subordinated debentures

AURORA, IL, October 22, 2014 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2014.  The Company reported net income of $2.9 million for the third quarter of 2014, compared to a net income of $72.9 million in the third quarter of 2013.  The Company’s net income available to common stockholders of $1.9 million or $0.06 per diluted share, for the quarter, compared to a net income available to common stockholders of $71.6 million, or $5.08 per diluted share, in the third quarter of 2013.  The net income available to common stockholders in the third quarter 2013 reflected an income tax benefit of $70.0 million largely related to the reversal of a deferred tax asset valuation allowance.

“Old Second’s business model, based on exceptional community banking service, continued to show resilience in an unchanged and fitful economic growth environment,” said Chairman Bill Skoglund.  “While some indications are that economic activity shows improvement, other indicators show little change including important labor market and housing market measures.  Despite the economic conditions, Old Second continued to add loans and controlled operating expenses while maintaining our commitment to personal contact with our valued customers.”

Mr. Skoglund announced his retirement as Chief Executive Officer and President of the Company effective January 1, 2015.  James Eccher will assume new responsibilities as Chief Executive Officer and President of the Company also effective as of that date.  Mr. Skoglund will continue to serve as Chairman of the Board of both the Company and the Bank after his retirement.

Financial Highlights/Overview

•

Third quarter net income before taxes increased by $1.7 million from the third quarter 2013 and $1.6 million from the second quarter 2014.  The increase from third quarter 2013 was driven by sharply higher gains on securities sales (a loss item in 2013), improved debit card interchange income reflecting an improving trend seen over recent quarters, and lower noninterest expense, notably Other Real Estate Owned (“OREO”) expenses were down because of lower valuation expenses.  The linked quarter increase reflects improved net interest income, markedly higher gains on securities sales (up $936,000) and reduced noninterest expense as the core deposit intangible asset reached full amortization and compensation costs moderated.

•

Third quarter net income available to common stockholders was $1.9 million compared to $1.6 million, after excluding the $70.0 million tax benefit mainly from the reversal of a valuation allowance related to deferred tax assets, in the third quarter 2013.  On a linked quarter basis, third quarter net income available to common stockholders is compared to $673,000 in the second quarter of this year, upon excluding the second quarter $6.8 million benefit from the Company's redemption of a large amount of Series B fixed Rate Cumulative Preferred Stock.

•	The tax-equivalent net interest margin was 3.26% during the third quarter of 2014 compared to 3.25% in the same quarter of 2013.
•

Third quarter 2014 noninterest income of $8.3 million was $853,000 higher than the third quarter of 2013 and $842,000 higher than the second quarter 2014.  The year over year quarterly comparison reflects $1.2 million in net gains on securities sales compared to a $7,000 net loss of sales in the 2013 period and debit card interchange income of $1.0 million or $138,000 greater than in the 2013 period.  On a linked quarter basis, improved results in these same two areas offset a reduction in trust income as trust results returned to normal quarterly levels.

•

Noninterest expenses of $18.3 million were 10.9% lower in the third quarter compared to the third quarter 2013.  Expenses declined across several expense lines, notably compensation expense and OREO related expense before gains on OREO sales.  Third quarter expenses were down 3.7% compared to the second quarter 2014 as decreases across several expense categories offset higher OREO related expenses, especially higher OREO valuation adjustment expense.

Capital Ratios

	September 30,	June 30,	September 30,
	2014	2014	2013
The Bank's leverage capital ratio	11.67%	11.28%	11.08%
The Bank's total risk-based capital ratio	18.47%	18.29%	17.08%
The Company's leverage capital ratio	9.68%	9.51%	7.11%
The Company's total risk-based capital ratio	17.56%	17.66%	14.47%
The Company's tangible common equity to tangible assets	7.15%	7.09%	3.33%

•	2014 ratios shown above reflect the capital raise completed earlier this year.
•

The Company’s total risk-based capital ratio has been adjusted for September 30, 2013 to correctly account for the Company’s subordinated debt, a portion of which was excluded from Tier 2 capital because the subordinated debt is within five years of maturity.  This change resulted in an immaterial reduction in the Company’s total risk-based capital ratio as of September 30, 2013.  The reduction in regulatory capital amounts and ratios has no impact on the Company’s historical consolidated financial statements or stockholders’equity, which were stated in accordance with generally accepted accounting principles.

•

All ratios presented incorporate currently effective requirements and not the final Basel III capital rules issued in July 2013.  The Company will be subject to the new capital rules beginning January 1, 2015.  The Company continues to evaluate the impact of the new capital rules on its regulatory ratios.

Asset Quality & Earning Assets

•

Nonperforming loans declined by $8.1 million during the nine months of 2014 to $31.7 million at September 30, 2014, from $39.8 million at December 31, 2013.  This same metric increased in the third quarter by 9.5% from $28.9 million at June 30, 2014.

•

OREO declined from $41.5 million at December 31, 2013, but increased from $39.2 million at June 30, 2014, to $40.9 million at September 30, 2014.  Additions to OREO, including the New Lenox branch property scheduled for closing October 24, 2014, and $506,000 of improvements to a property in severe disrepair, outpaced a slower level of dispositions and increased valuation writedowns in the third quarter.

•

Loans increased $39.6 million since year end and $8.1 million in the third quarter.  Third quarter growth included approximately $10.0 million in loans purchased in late September.  Third quarter 2014 average loans increased by $15.3 million from the second quarter and $47.9 million compared to the third quarter 2013.

•

Securities held-to-maturity at amortized cost of $263.0 million at September 30, 2014, were essentially unchanged from June 30, 2014.  The end of the third quarter total compared to $256.6 million held-to-maturity at year end 2013.  September 30, 2014, available-for-sale securities at fair value totaled $362.2 million, which is an increase from $329.8 million at end of second quarter 2014.

•	Management review of the loan portfolio concluded that the reserve for loan and lease loss was adequate at September 30, 2014. No loan loss reserve release or provision was recorded in the quarter.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Three Months Ended September 30, 2014 and 2013

(Dollar amounts in thousands - unaudited)

	2014			2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$38,603	$25	0.25%	$36,456	$22	0.24%
Securities:
Taxable	600,386	3,586	2.39	605,546	3,113	2.06
Non-taxable (TE)	12,237	169	5.52	13,937	228	6.54
Total securities	612,623	3,755	2.45	619,483	3,341	2.16
Dividends from Reserve Bank and FHLBC stock	9,085	78	3.43	10,292	76	2.95
Loans and loans held-for-sale (1)	1,137,137	13,429	4.62	1,088,936	14,382	5.17
Total interest earning assets	1,797,448	17,287	3.78	1,755,167	17,821	3.99
Cash and due from banks	32,459	-	-	19,584	-	-
Allowance for loan losses	(24,492)	-	-	(34,197)	-	-
Other noninterest bearing assets	230,232	-	-	190,836	-	-
Total assets	$2,035,647			$1,931,390

Liabilities and Stockholders' Equity
NOW accounts	$321,968	$68	0.08%	$283,192	$63	0.09%
Money market accounts	299,846	70	0.09	311,213	104	0.13
Savings accounts	238,528	37	0.06	225,825	39	0.07
Time deposits	437,597	1,073	0.97	493,722	1,674	1.35
Interest bearing deposits	1,297,939	1,248	0.38	1,313,952	1,880	0.57
Securities sold under repurchase agreements	27,266	1	0.01	21,646	1	0.02
Other short-term borrowings	12,174	4	0.13	15,707	5	0.12
Junior subordinated debentures	58,378	1,072	7.35	58,378	1,336	9.15
Subordinated debt	45,000	199	1.73	45,000	209	1.82
Notes payable and other borrowings	500	4	3.13	500	4	3.13
Total interest bearing liabilities	1,441,257	2,528	0.70	1,455,183	3,435	0.94
Noninterest bearing deposits	389,246	-	-	366,889	-	-
Other liabilities	11,416	-	-	37,466	-	-
Stockholders' equity	193,728	-	-	71,852	-	-
Total liabilities and stockholders' equity	$2,035,647			$1,931,390
Net interest income (TE)		$14,759			$14,386
Net interest income (TE)
to total earning assets			3.26%			3.25%
Interest bearing liabilities to earning assets	80.18%			82.91%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 17 and includes fees of $600,000 and $793,000 for the third quarter of 2014 and 2013, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Nine Months Ended September 30, 2014 and 2013

(Dollar amounts in thousands - unaudited)

	2014			2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$30,958	$60	0.26%	$49,676	$91	0.24%
Securities:
Taxable	615,136	10,440	2.26	574,761	8,109	1.88
Non-taxable (TE)	18,114	579	4.26	14,912	679	6.07
Total securities	633,250	11,019	2.32	589,673	8,788	1.99
Dividends from Reserve Bank and FHLBC stock	9,886	232	3.13	10,742	228	2.83
Loans and loans held-for-sale (1)	1,121,600	39,521	4.65	1,116,964	43,327	5.12
Total interest earning assets	1,795,694	50,832	3.74	1,767,055	52,434	3.92
Cash and due from banks	33,071	-	-	24,110	-	-
Allowance for loan losses	(25,570)	-	-	(37,122)	-	-
Other noninterest bearing assets	233,127	-	-	196,298	-	-
Total assets	$2,036,322			$1,950,341

Liabilities and Stockholders' Equity
NOW accounts	$311,701	$197	0.08%	$290,691	$192	0.09%
Money market accounts	308,109	247	0.11	319,876	342	0.14
Savings accounts	238,480	118	0.07	226,193	121	0.07
Time deposits	454,406	3,604	1.06	498,846	5,327	1.43
Interest bearing deposits	1,312,696	4,166	0.42	1,335,606	5,982	0.60
Securities sold under repurchase agreements	25,687	2	0.01	22,206	2	0.01
Other short-term borrowings	8,352	8	0.13	20,000	24	0.16
Junior subordinated debentures	58,378	3,847	8.79	58,378	3,937	8.99
Subordinated debt	45,000	593	1.74	45,000	610	1.79
Notes payable and other borrowings	500	12	3.16	500	12	3.16
Total interest bearing liabilities	1,450,613	8,628	0.79	1,481,690	10,567	0.95
Noninterest bearing deposits	384,350	-	-	359,438	-	-
Other liabilities	22,927	-	-	35,432	-	-
Stockholders' equity	178,432	-	-	73,781	-	-
Total liabilities and stockholders' equity	$2,036,322			$1,950,341
Net interest income (TE)		$42,204			$41,867
Net interest income (TE)
to total earning assets			3.14%			3.17%
Interest bearing liabilities to earning assets	80.78%			83.85%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 17 and includes fees of $1.7 million and $2.0 million for the first nine months of 2014 and 2013, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis increased $1.0 million.  Quarterly average earning assets increased $42.3 million from the third quarter 2013 total of $1.76 billion.  Management continued to emphasize asset quality in all securities purchases and the year over year quarterly average total securities decreased.  Loan growth in each of the last three quarters, resulted in a year over year third quarter average loans increase.  On a linked quarter basis, third quarter average earning assets decreased $16.5 million with decreases in securities and increases in loans.

Asset Quality

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $31.7 million at September 30, 2014,  an increase from $28.9 million at June 30, 2014.    The increase in nonaccrual loans is driven by a small number of specific relationships and does not reflect issues throughout the portfolio.

Net charge-offs for the third quarter of 2014 were slightly lower on a linked quarter basis and reflected increases in both charge-offs and recoveries compared to the second quarter.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard.  Management review of classified loans concluded that the September 30, 2014 total was driven by a few specific relationships and does not reflect issues throughout the portfolio

				September 30, 2014
	Classified loans as of			Dollar Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2014	2014	2013	2014	2013
Real estate-construction	$4,298	$4,330	$6,236	$(32)	$(1,938)
Real estate-residential:
Investor	3,407	5,312	10,642	(1,905)	(7,235)
Owner occupied	7,797	5,841	7,292	1,956	505
Revolving and junior liens	3,675	3,097	3,675	578	-
Real estate-commercial, nonfarm	24,768	19,634	40,832	5,134	(16,064)
Real estate-commercial, farm	-	-	-	-	-
Commercial	4,251	312	264	3,939	3,987
Other	1	1	1	-	-
	$48,197	$38,527	$68,942	$9,670	$(20,745)

.

Allowance for Loan and Lease Losses

The Bank’s allowance for loan loss methodology generates an accounting estimate of loan and lease losses as of the financial statement date and incorporates management’s current judgments about the credit quality of the loan portfolio.  The methodology is subject to periodic review by the Company’s independent auditors and banking regulators.  No significant methodology changes were made in 2014.

Under established and reviewed methodology, management updated the appropriate specific allocations in the third quarter after receiving more recent appraisal valuations or information on cash flow trends related to the impaired credits.  Specific allocations decreased markedly from December 31, 2013, and also decreased from the second quarter 2014.  Loan balances subject to general factors increased as of September 30, 2014, from year end 2013 and June 30, 2014.  Management determined the estimate for the allowance for loan losses based upon a number of factors, including an evaluation of credit market circumstances, loan growth or contraction, the quality of the loan portfolio and loan loss experience.

As discussed in the Asset Quality & Earning Assets section, management concluded that the loan loss reserve was adequate, and therefore, no additional reserve release or provision was recorded in the quarter.

Other Real Estate Owned

OREO increased by $1.6 million from $39.2 million at June 30, 2014, to $40.9 million at September 30, 2014, but was down from $41.5 million at December 31, 2013.  While additions to the OREO portfolio slowed in the third quarter, compared to the second quarter, dispositions also slowed in the third quarter.  One addition to the OREO portfolio in the quarter reflects management’s expenditure of $506,000 on improvements to a property in otherwise severe disrepair. Additionally, management reclassified the New Lenox branch property to OREO reflecting the third quarter decision to close that location at end of business on October 24, 2014.  Last, the overall total was reduced by the $1.5 million in reserve writedown expense in the quarter or  almost double the amount recorded in the second quarter of 2014.  This includes a few large adjustments, 57.1% of quarterly writedown expense, to reflect new appraisals or management judgment about property value based on nominal levels of buyer interest.  Overall, a net gain on sale of $201,000 was realized in the third quarter.

Noninterest Income

				3rd Qtr 2014
	Three Months Ended			Dollar Change From
(in thousands)	3rd Qtr	2nd Qtr	3rd Qtr	2nd Qtr	3rd Qtr
	2014	2014	2013	2014	2013

Trust income	$1,483	$1,677	$1,494	$(194)	$(11)
Service charges on deposits	1,838	1,796	1,904	42	(66)
Residential mortgage banking revenue	1,340	1,257	1,232	83	108
Securities gains (loss), net	1,231	295	(7)	936	1,238
Increase in cash surrender value of bank-owned life insurance	304	366	419	(62)	(115)
Death benefit realized on bank-owned life insurance	-	-	6	-	(6)
Debit card interchange income	1,011	930	873	81	138
Other income	1,116	1,160	1,549	(44)	(433)
Total noninterest income	$8,323	$7,481	$7,470	$842	$853

On a linked quarter as well as year over year basis, gains from securities sales drove improved noninterest income.  Debit card interchange income also strengthened while residential mortgage banking revenue improved in a difficult market.  On a year to date basis, residential mortgage banking revenue declined approximately 48.9%, primarily as a sharp reduction in gains on the sale of mortgage loans.    Trust income declined from second quarter’s level reflecting stronger than normal estate administration fees in the second quarter that returned to normal quarterly results.  Second quarter trust income also included nonrecurring tax preparation fees.  Year to date noninterest income is down 19.0% from 2013 essentially across all categories with the large dollar and percentage declines found in residential mortgage banking revenue and securities gains.

Noninterest Expense

				3rd Qtr 2014
	Three Months Ended			Dollar Change From
(in thousands)	3rd Qtr	2nd Qtr	3rd Qtr	2nd Qtr	3rd Qtr
	2014	2014	2013	2014	2013

Salaries	$7,141	$7,128	$7,010	$13	$131
Bonus	475	592	903	(117)	(428)
Benefits and other	1,240	1,463	1,386	(223)	(146)
Total salaries and employee benefits	8,856	9,183	9,299	(327)	(443)
Occupancy expense, net	1,143	1,185	1,266	(42)	(123)
Furniture and equipment expense	989	984	1,026	5	(37)
FDIC insurance	649	627	987	22	(338)
General bank insurance	371	343	489	28	(118)
Amortization of core deposit	154	511	524	(357)	(370)
Advertising expense	291	459	347	(168)	(56)
Debit card interchange expense	418	412	366	6	52
Legal fees	332	409	615	(77)	(283)
Other real estate owned expense, net	2,007	1,650	2,544	357	(537)
Other expense	3,134	3,289	3,119	(155)	15
Total noninterest expense	$18,344	$19,052	$20,582	$(708)	$(2,238)

Noninterest expense decreased on a linked quarter basis primarily on reduced compensation costs, cessation of the core deposit amortization expense and reduced advertising.  The linked quarter increase in OREO expense was driven by valuation expenses that were greater than gains on sales and the Company’s other reductions in OREO expense.  Reduced compensation costs reflect lower bonus accrual and health care costs quarter to quarter.  The core deposit intangible asset was fully amortized in July.  Lower advertising expense resulted from reduced expense for online and print advertising of retail products.  Expenses decreased in the third quarter 2014 compared to the same period in 2013 in most categories, including total OREO expense, net.  On a year to date basis, noninterest expense is down 12.9% from 2013.  All expense information in this release incorporates a year end 2013 Company decision to reclassify OREO revenues from noninterest income to noninterest expense.

Additional Loan Detail

				September 30, 2014
	Major Classification of Loans as of			Dollar Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2014	2014	2013	2014	2013
Commercial	$106,592	$106,752	$86,822	$(160)	$19,770
Real estate - commercial	600,649	599,796	554,874	853	45,775
Real estate - construction	41,936	32,265	30,996	9,671	10,940
Real estate - residential	365,602	368,592	376,859	(2,990)	(11,257)
Consumer	3,142	3,064	2,570	78	572
Overdraft	1,198	381	544	817	654
Lease financing receivables	8,398	8,722	11,204	(324)	(2,806)
Other	12,757	12,700	13,236	57	(479)
	1,140,274	1,132,272	1,077,105	8,002	63,169
Net deferred loan costs	608	475	535	133	73
	$1,140,882	$1,132,747	$1,077,640	$8,135	$63,242

Third quarter 2014 loan production resulted in an  increase of $8.1 million in loans outstanding from the  second quarter.  Ongoing slow paced demand from qualified borrowers and the competitive environment hindered greater growth in the loan portfolio.  Management continued to emphasize loan portfolio quality and transactions in our core market area that the Company expects will develop as long term relationship opportunities.  Current client relationships more closely reflect core clientele with resulting reduction in portfolio runoff.

Commercial relationship managers continue to focus on building the loan pipeline with opportunities from both current and prospective clients.  Despite the competitive landscape within the Chicago market and a prolonged period of economic headwinds, new business development continues to be a key focus and management believes good progress is being made.

Additional Securities Detail

				September 30, 2014
(in thousands)	Securities Portfolio As of			Dollar Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
Securities available-for-sale, at fair value	2014	2014	2013	2014	2013

U.S. Treasury	$1,532	$1,538	$1,548	$(6)	$(16)
U.S. government agencies	1,638	1,653	1,693	(15)	(55)
States and political subdivisions	13,879	15,753	19,841	(1,874)	(5,962)
Corporate bonds	30,781	31,350	22,200	(569)	8,581
Collateralized mortgage obligations	28,417	33,083	48,125	(4,666)	(19,708)
Asset-backed securities	192,798	246,437	268,984	(53,639)	(76,186)
Collateralized loan obligations	93,198	-	-	93,198	93,198
Collateralized debt obligations	-	-	11,087	-	(11,087)
Total securities available-for-sale	$362,243	$329,814	$373,478	$32,429	$(11,235)
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$37,321	$37,306	$35,241	$15	$2,080
Collateralized mortgage obligations	225,719	227,377	222,860	(1,658)	2,859
Total securities held-to-maturity	$263,040	$264,683	$258,101	$(1,643)	$4,939

Total securities	$625,283	$594,497	$631,579	$30,786	$(6,296)

The total investment portfolio reached $625.3 million at September 30, 2014.  The Available-for-Sale (“AFS”) portfolio increased $32.4 million during the third quarter to end at $362.2 million.  Collateralized loan obligations (“CLO”) totaling $94.2 million were purchased early in the quarter.  Asset-backed security (“ABS”) sales for the quarter were $95.3 million, partially offset by purchases of $42.4 million.  Sales of ABS, some late in the second quarter, provided funding for the CLO purchases.  The Company had no purchase or sale activity in the Held to Maturity portfolio in the third quarter.

Realized gains totaled $1.2 million for the third quarter 2014.  Unrealized losses on the AFS portfolio before deferred taxes were $5.2 million at September 30, 2014 an increase of $3.5 million for the quarter.

The Company is holding investments by four issuers where each issuer holding exceeds 10% of stockholders’ equity.  Company investment managers have assessed the quality of the issuers to confirm that underwriting standards meet expectation and requirements under the Investment Policy.  All of the investments for these issuers are guaranteed by the U.S. Department of Education.

Deposits Detail

				September 30, 2014
	Deposit Detail As of			Dollar Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2014	2014	2013	2014	2013
Noninterest bearing	$380,687	$393,964	$373,499	$(13,277)	$7,188
Savings	236,289	238,167	227,823	(1,878)	8,466
NOW accounts	315,665	310,721	272,632	4,944	43,033
Money market accounts	296,418	304,766	309,066	(8,348)	(12,648)
Certificates of deposits:
of less than $100,000	256,452	274,971	299,632	(18,519)	(43,180)
of $100,000 or more	171,244	178,235	190,471	(6,991)	(19,227)
	$1,656,755	$1,700,824	$1,673,123	$(44,069)	$(16,368)

The September 30, 2014, decline in total deposits of $44.1 million compared to the end of second quarter 2014 results from two main factors.  First, certificates of deposit are down as deposits taken in during a higher interest rate environment have matured and are not renewed at the current rate structure.      Second, deposits have been removed from the Bank following the announcement of two upcoming branch closings.    Also contributing to the decline, deposits from businesses, both commercial and retail, experienced a drop at September 30, 2014, and customers paid property tax payments when due. The Bank’s business deposits are subject to periodic movement, both increases and decreases.  The availability of Federal Home Loan Bank of Chicago (“FHLBC”) advances as a liquidity source reduced the need for deposit funding.

Borrowings

The Company's borrowings at the FHLBC require the Bank to be a member and invest in the stock of the FHLBC.   Total borrowings are generally limited to the lower of 35% of total assets or 60% of the book value of certain mortgage loans.  As of September 30, 2014, the Bank had $40.0 million outstanding under FHLBC advances compared to no outstanding advances at June 30, 2014.

At  September 30, 2014, the Company was out of compliance with two covenants contained in the credit agreement supporting the $45.5 million credit facility with a correspondent bank.  As of June 30, 2014, the Company reported being out of compliance performance on one of the financial covenants contained in the referenced credit agreement.

The Company is also indebted on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  In April, 2014, the Company concluded a successful capital raise and used some of the capital raise proceeds to pay interest accrued but previously unpaid on the trust preferred securities and the Company is current on the payments due on these securities.

Capital

At September 30, 2014, the Bank’s Tier 1 capital leverage ratio was 11.67%, up 39 basis points from June 30, 2014.  The Bank’s total capital ratio was 18.47%, up 18 basis point from June 30, 2014.    The Bank’s board of directors has determined that the Bank should maintain a Tier 1 leverage capital ratio at or above 8% and a total risk-based capital ratio at or above 12%.  The Bank currently exceeds those thresholds.    All capital ratios discussed in this paragraph reflect additional capital from the previously disclosed capital raise.

At September 30, 2014, the Company, on a consolidated basis, exceeded the minimum thresholds to be considered “adequately capitalized” under current regulatory defined capital ratios.  The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies.  In addition to the above regulatory ratios, the Company’s non-GAAP tangible common equity to tangible assets increased to 7.15% at September 30, 2014, compared to 7.09% at June 30, 2014.  The Tier 1 common equity to risk weighted assets increased to 6.50% at September 30, 2014, compared to 6.48% at June 30, 2014.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed the tangible common equity to tangible assets and the Tier 1 common equity to risk weighted assets in the discussion immediately above and in the following tables.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	September 30,	December 31,
	2014	2013
Assets
Cash and due from banks	$33,260	$33,210
Interest bearing deposits with financial institutions	10,797	14,450
Cash and cash equivalents	44,057	47,660
Securities available-for-sale, at fair value	362,243	372,191
Securities held-to-maturity, at amortized cost	263,040	256,571
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	10,292
Loans held-for-sale	3,422	3,822
Loans	1,140,882	1,101,256
Less: allowance for loan losses	23,330	27,281
Net loans	1,117,552	1,073,975
Premises and equipment, net	42,557	46,005
Other real estate owned	40,877	41,537
Mortgage servicing rights, net	5,640	5,807
Core deposit, net	-	1,177
Bank-owned life insurance (BOLI)	56,438	55,410
Deferred tax assets, net	71,375	75,303
Other assets	16,840	14,284
Total assets	$2,033,099	$2,004,034

Liabilities
Deposits:
Noninterest bearing demand	$380,687	$373,389
Interest bearing:
Savings, NOW, and money market	848,372	836,300
Time	427,696	472,439
Total deposits	1,656,755	1,682,128
Securities sold under repurchase agreements	29,438	22,560
Other short-term borrowings	40,000	5,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	10,337	42,776
Total liabilities	1,840,408	1,856,342

Stockholders’ Equity
Preferred stock	47,331	72,942
Common stock	34,365	18,830
Additional paid-in capital	115,290	66,212
Retained earnings	98,786	92,549
Accumulated other comprehensive loss	(7,232)	(7,038)
Treasury stock	(95,849)	(95,803)
Total stockholders’ equity	192,691	147,692
Total liabilities and stockholders’ equity	$2,033,099	$2,004,034

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest and dividend income
Loans, including fees	$13,362	$14,327	$39,346	$43,153
Loans held-for-sale	38	38	92	124
Securities:
Taxable	3,586	3,113	10,440	8,109
Tax exempt	110	148	376	441
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	78	76	232	228
Interest bearing deposits with financial institutions	25	22	60	91
Total interest and dividend income	17,199	17,724	50,546	52,146
Interest expense
Savings, NOW, and money market deposits	175	206	562	655
Time deposits	1,073	1,674	3,604	5,327
Other short-term borrowings	5	6	10	26
Junior subordinated debentures	1,072	1,336	3,847	3,937
Subordinated debt	199	209	593	610
Notes payable and other borrowings	4	4	12	12
Total interest expense	2,528	3,435	8,628	10,567
Net interest and dividend income	14,671	14,289	41,918	41,579
Loan loss reserve release	-	(1,750)	(2,000)	(6,050)
Net interest and dividend income after provision for loan losses	14,671	16,039	43,918	47,629
Noninterest income
Trust income	1,483	1,494	4,619	4,666
Service charges on deposits	1,838	1,904	5,354	5,379
Secondary mortgage fees	174	183	441	680
Mortgage servicing gain, net of changes in fair value	252	235	269	1,222
Net gain on sales of mortgage loans	914	814	2,614	4,601
Securities gains (loss), net	1,231	(7)	1,457	2,191
Increase in cash surrender value of bank-owned life insurance	304	419	1,028	1,198
Death benefit realized on bank-owned life insurance	-	6	-	381
Debit card interchange income	1,011	873	2,771	2,565
Other income	1,116	1,549	3,572	4,434
Total noninterest income	8,323	7,470	22,125	27,317
Noninterest expense
Salaries and employee benefits	8,856	9,299	27,140	27,508
Occupancy expense, net	1,143	1,266	3,809	3,787
Furniture and equipment expense	989	1,026	2,956	3,274
FDIC insurance	649	987	1,555	3,046
General bank insurance	371	489	1,203	1,829
Amortization of core deposit	154	524	1,177	1,574
Advertising expense	291	347	1,053	841
Debit card interchange expense	418	366	1,208	1,072
Legal fees	332	615	998	1,424
Other real estate expense, net	2,007	2,544	4,665	8,943
Other expense	3,134	3,119	9,148	9,773
Total noninterest expense	18,344	20,582	54,912	63,071
Income before income taxes	4,650	2,927	11,131	11,875
Provision (benefit) for income taxes	1,726	(69,997)	3,984	(69,997)
Net income	$2,924	$72,924	$7,147	$81,872
Preferred stock dividends and accretion of discount	1,065	1,323	3,985	3,917
Dividends waived upon preferred stock redemption	-	-	(5,433)	-
Gain on preferred stock redemption	-	-	(1,348)	-
Net income available to common stockholders	$1,859	$71,601	$9,943	$77,955

Basic earnings per share	$0.06	$5.08	$0.41	$5.52
Diluted earnings per share	0.06	5.08	0.41	5.52

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Operations

(In thousands, except share data, unaudited)

	2013				2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Interest and Dividend Income
Loans, including fees	$14,914	$13,912	$14,327	$13,040	$12,938	$13,046	$13,362
Loans held-for-sale	41	45	38	32	25	29	38
Securities:
Taxable	2,298	2,698	3,113	3,583	3,502	3,352	3,586
Tax exempt	119	174	148	146	148	118	110
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	76	76	76	76	78	78
Interest bearing deposits with financial institutions	42	27	22	17	15	20	25
Total interest and dividend income	17,490	16,932	17,724	16,894	16,704	16,643	17,199
Interest Expense
Savings, NOW, and money market deposits	228	221	206	204	199	188	175
Time deposits	1,853	1,800	1,674	1,447	1,321	1,210	1,073
Other short-term borrowings	20	-	6	2	2	3	5
Junior subordinated debentures	1,287	1,314	1,336	1,361	1,387	1,388	1,072
Subordinated debt	196	205	209	201	196	198	199
Notes payable and other borrowings	4	4	4	4	4	4	4
Total interest expense	3,588	3,544	3,435	3,219	3,109	2,991	2,528
Net interest and dividend income	13,902	13,388	14,289	13,675	13,595	13,652	14,671
Loan loss reserve release	(2,500)	(1,800)	(1,750)	(2,500)	(1,000)	(1,000)	-
Net interest and dividend income after provision for loan losses	16,402	15,188	16,039	16,175	14,595	14,652	14,671
Noninterest Income
Trust income	1,491	1,681	1,494	1,673	1,459	1,677	1,483
Service charges on deposits	1,677	1,799	1,904	1,877	1,720	1,796	1,838
Secondary mortgage fees	230	267	183	141	112	155	174
Mortgage servicing gain (loss), net of changes in fair value	244	743	235	691	(47)	64	252
Net gain on sales of mortgage loans	1,976	1,811	814	1,026	662	1,038	914
Securities gains (losses), net	1,453	745	(7)	(4,103)	(69)	295	1,231
Increase in cash surrender value of bank-owned life insurance	407	372	419	405	358	366	304
Death benefit realized on bank-owned life insurance	-	375	6	-	-	-	-
Debit card interchange income	792	900	873	893	830	930	1,011
Other income	1,737	1,147	1,549	1,263	1,296	1,160	1,116
Total noninterest income	10,007	9,840	7,470	3,866	6,321	7,481	8,323
Noninterest Expense
Salaries and employee benefits	9,032	9,177	9,299	9,180	9,101	9,183	8,856
Occupancy expense, net	1,279	1,242	1,266	1,245	1,481	1,185	1,143
Furniture and equipment expense	1,144	1,104	1,026	990	983	984	989
FDIC insurance	1,035	1,024	987	981	279	627	649
General bank insurance	849	491	489	489	489	343	371
Amortization of core deposit	525	525	524	525	512	511	154
Advertising expense	166	328	347	384	303	459	291
Debit card interchange expense	344	362	366	361	378	412	418
Legal fees	323	486	615	642	257	409	332
Other real estate expense, net	3,097	3,302	2,544	1,804	1,008	1,650	2,007
Other expense	3,144	3,510	3,119	3,472	2,725	3,289	3,134
Total noninterest expense	20,938	21,551	20,582	20,073	17,516	19,052	18,344
Income before income taxes	5,471	3,477	2,927	(32)	3,400	3,081	4,650
(Benefit) provision for income taxes	-	-	(69,997)	(245)	1,198	1,060	1,726
Net income	5,471	3,477	72,924	213	2,202	2,021	2,924
Preferred stock dividends and accretion of discount	1,289	1,305	1,323	1,341	1,572	1,348	1,065
Dividends waived upon preferred stock redemption	-	-	-	-	-	(5,433)	-
Gain on preferred stock redemption	-	-	-	-	-	(1,348)	-
Net income available to common stockholders	$4,182	$2,172	$71,601	$(1,128)	$630	$7,454	$1,859

Basic earnings (loss) per share	$0.30	$0.15	$5.08	$(0.08)	$0.04	$0.26	$0.06
Diluted earnings (loss) per share	0.30	0.15	5.08	(0.08)	0.04	0.26	0.06

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2013				2014
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Cash and due from banks	$29,913	$22,948	$19,584	$35,063	$29,901	$36,827	$32,459
Interest bearing deposits with financial institutions	68,995	43,933	36,456	26,370	23,775	30,333	38,603
Cash and cash equivalents	98,908	66,881	56,040	61,433	53,676	67,160	71,062

Securities available-for-sale, at fair value	558,233	590,629	544,500	376,488	371,229	388,309	348,791
Securities held-to-maturity, at amortized cost	-	-	74,983	257,347	263,765	264,070	263,832
Federal Home Loan Bank and Federal Reserve Bank stock	11,202	10,742	10,292	10,292	10,292	10,292	9,085
Loans held-for-sale	5,087	5,577	3,449	2,919	2,344	2,829	3,758
Loans	1,138,579	1,113,315	1,085,487	1,072,320	1,104,065	1,118,089	1,133,379
Less : allowance for loan losses	38,994	38,228	34,197	30,704	27,102	25,146	24,492
Net loans	1,099,585	1,075,087	1,051,290	1,041,616	1,076,963	1,092,943	1,108,887

Premises and equipment, net	47,208	47,136	46,679	46,236	45,972	45,575	45,116
Other real estate owned	71,061	63,377	57,081	48,055	39,971	39,094	38,757
Mortgage servicing rights, net	4,292	4,552	5,489	5,432	5,569	5,527	5,522
Core deposit, net	3,012	2,480	1,955	1,428	916	399	23
Bank-owned life insurance (BOLI)	54,331	54,727	54,730	55,136	55,551	55,894	56,262
Deferred tax assets, net	2,480	1,968	9,302	78,907	75,387	74,082	71,937
Other assets	21,033	20,542	15,600	14,036	12,990	12,798	12,615
Total Other assets	203,417	194,782	190,836	249,230	236,356	233,369	230,232
Total assets	$1,976,432	$1,943,698	$1,931,390	$1,999,325	$2,014,625	$2,058,972	$2,035,647

Liabilities
Deposits:
Noninterest bearing demand	353,476	357,802	366,889	373,058	373,711	389,926	389,246
Interest bearing:
Savings, NOW, and money market	842,317	847,976	820,230	832,731	852,709	861,735	860,342
Time	505,685	497,262	493,722	479,047	468,138	457,818	437,597
Total deposits	1,701,478	1,703,040	1,680,841	1,684,836	1,694,558	1,709,479	1,687,185

Securities sold under repurchase agreements	20,264	24,692	21,646	26,599	24,539	25,224	27,266
Other short-term borrowings	43,833	769	15,707	3,532	4,111	8,681	12,174
Junior subordinated debentures	58,378	58,378	58,378	58,378	58,378	58,378	58,378
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500	500
Other liabilities	33,585	35,202	37,466	37,934	38,966	19,210	11,416
Total liabilities	1,903,038	1,867,581	1,859,538	1,856,779	1,866,052	1,866,472	1,841,919

Stockholders' equity
Preferred stock	72,002	72,266	72,534	72,808	72,991	54,947	47,331
Common stock	18,768	18,780	18,785	18,830	18,840	33,104	34,365
Additional paid-in capital	66,154	66,128	66,174	66,183	66,241	111,279	115,220
Retained earnings	14,032	17,421	21,786	93,020	93,508	96,002	98,256
Accumulated other comprehensive loss	(2,483)	(2,768)	(11,707)	(12,493)	(7,177)	(6,982)	(5,594)
Treasury stock	(95,079)	(95,710)	(95,720)	(95,802)	(95,830)	(95,850)	(95,850)
Total stockholders' equity	73,394	76,117	71,852	142,546	148,573	192,500	193,728
Total liabilities and stockholder's equity	$1,976,432	$1,943,698	$1,931,390	$1,999,325	$2,014,625	$2,058,972	$2,035,647

Total Earning Assets	$1,782,096	$1,764,196	$1,755,167	$1,745,736	$1,775,470	$1,813,922	$1,797,448
Total Interest Bearing Liabilities	1,515,977	1,474,577	1,455,183	1,445,787	1,453,375	1,457,336	1,441,257

The table below provides a reconciliation of each non GAAP tax equivalent measure to the GAAP equivalent for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Interest Margin
Interest income (GAAP)	$17,199	$17,724	$50,546	$52,146
Taxable-equivalent adjustment:
Loans	29	17	83	50
Securities	59	80	203	238
Interest income - TE	17,287	17,821	50,832	52,434
Interest expense (GAAP)	2,528	3,435	8,628	10,567
Net interest income -TE	$14,759	$14,386	$42,204	$41,867
Net interest income (GAAP)	$14,671	$14,289	$41,918	$41,579
Average interest earning assets	$1,797,448	$1,755,167	$1,795,694	$1,767,055
Net interest margin (GAAP)	3.24%	3.23%	3.12%	3.15%
Net interest margin - TE	3.26%	3.25%	3.14%	3.17%

	(unaudited)		(unaudited)
	As of September 30,		As of December 31,
(dollars in thousands)	2014	2013	2013

Tier 1 capital
Total equity	$192,691	$142,039	$147,692
Tier 1 adjustments:
Trust preferred securities allowed	56,625	51,491	51,577
Cumulative other comprehensive loss	7,232	12,435	7,038
Disallowed goodwill and intangible assets	-	(1,702)	(1,177)
Disallowed deferred tax assets	(65,260)	(71,588)	(70,350)
Other	(564)	(546)	(581)
Tier 1 capital	$190,724	$132,129	$134,199

Total capital
Tier 1 capital	$190,724	$132,129	$134,199
Tier 2 additions:
Allowable portion of allowance for loan losses	16,782	16,565	15,898
Additional trust preferred securities disallowed for tier 1 capital	-	5,134	5,048
Subordinated debt	27,000	36,000	36,000
Tier 2 additions subtotal	43,782	66,699	56,946
Allowable Tier 2	43,782	66,699	56,946
Other Tier 2 capital components	(6)	(6)	(6)
Total capital	$234,500	$189,822	$191,139

Tangible common equity
Total equity	$192,691	$142,039	$147,692
Less: Preferred equity	47,331	72,667	72,942
Goodwill and intangible assets	-	1,702	1,177
Tangible common equity	$145,360	$67,670	$73,573

Tier 1 common equity
Tangible common equity	$145,360	$67,670	$73,573
Tier 1 adjustments:
Cumulative other comprehensive loss	7,232	12,435	7,038
Other	(65,824)	(72,134)	(70,931)
Tier 1 common equity	$86,768	$7,971	$9,680

Tangible assets
Total assets	$2,033,099	$2,032,788	$2,004,034
Less:
Goodwill and intangible assets	-	1,702	1,177
Tangible assets	$2,033,099	$2,031,086	$2,002,857

Total risk-weighted assets
On balance sheet	$1,300,773	$1,274,628	$1,224,438
Off balance sheet	34,883	37,555	36,023
Total risk-weighted assets	$1,335,656	$1,312,183	$1,260,461

Average assets
Total average assets for leverage	$1,969,823	$1,857,554	$1,927,217